Exhibit 10.1

                                 HARLEY-DAVIDSON
                        PENSION BENEFIT RESTORATION PLAN


        HARLEY-DAVIDSON MOTOR COMPANY, a Wisconsin corporation, together with its subsidiaries and affiliates participating in the Funded Plan (collectively referred to herein as the "Employer"), hereby establishes the Harley-Davidson Pension Benefit Restoration Plan (the "Plan") effective on the Effective Date as follows:

        1. Purpose. The purpose of the Plan is to provide the benefits which an employee of an Employer would have been entitled to receive except for (i) the statutory maximum annual benefit limitations of Code
   Section 415, (ii) the statutory maximum limitations on pensionable pay provided for in Code Section 401(a)(17), and (iii) the exclusion from the definition of pensionable compensation in the Funded Plan for amounts contributed as a pretax contribution to a nonqualified plan of deferred compensation maintained by an Employer.

        2. Definitions. The following terms have the following meanings unless the context clearly indicates otherwise:

             (a) "Applicable Interest Rate" means the product of one (1.0) minus the applicable maximum tax rate expressed as a decimal multiplied by the preretirement earnings assumption in effect for the Funded Plan at the employee's Retirement Date, expressed as a decimal. The product shall then be rounded up to the nearest hundredth. The "applicable maximum tax rate" means the total of the maximum federal individual income tax, the maximum State of Wisconsin individual income tax, and the Hospital Insurance (Medicare) payroll tax, taking into account the deductibility of state income taxes for federal income tax purposes, to the extent permitted by law and tax rates as they are legally in effect at the relevant time. Any subsequent adjustments which may be made to tax rates or to the Funded Plan's earnings assumption having retroactive effect to such date shall be disregarded.

             (b)  "Change of Control Event" means any one of the following:
   (i) Continuing directors no longer constitute at least two-thirds of the directors constituting the Board of Directors of Harley-Davidson, Inc.;
   (ii) any person or groups (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of Harley-Davidson, Inc.'s then outstanding common stock or 20% or more of the voting power of Harley-Davidson, Inc.'s then outstanding securities entitled generally to vote for the election of Harley-Davidson, Inc.'s directors; (iii) the approval by Harley-Davidson, Inc.'s stockholders of the merger or consolidation of Harley-Davidson, Inc. with any other corporation, the sale of substantially all of Harley-Davidson, Inc.'s assets or the liquidation or dissolution of Harley-Davidson, Inc., unless, in the case of a merger or consolidation, the continuing directors in office immediately prior to such merger or consolidation constitute at least two-thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as defined in Rule 12b-2 under the Exchange Act) of such corporation;
   (iv) at least two-thirds of the continuing directors who are disinterested persons in office immediately prior to any other action proposed to be taken by Harley-Davidson, Inc.'s stockholders or by the Board of Directors of Harley-Davidson, Inc. determine that such proposed action, if taken, would constitute a change of control of Harley-Davidson, Inc., and such action is taken. Continuing director means any person who either was a director of Harley-Davidson, Inc. on the effective date, or was designated before such person's initial election as a director as a "continuing director" by a majority of the continuing directors.

             (c) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

             (d) "Committee" means the Retirement Plans Committee appointed by the Board of Directors of Harley-Davidson, Inc. or, if such Committee is unable to fulfill its duties under the Agreement, the Board of Directors of Harley-Davidson, Inc.

             (e) "Determination Date" means the first day of the month coincident with or immediately following the date on which an employee, who has a valid optional lump sum payment election in effect, terminates employment with the Employer for any reason, other than death, after satisfying the vesting requirements of Section 3.

             (f) "Earnings" and "Final Average Earnings" have the meanings assigned to such terms by the Funded Plan except that each shall be determined for purposes of this Agreement without regard to the limitations on pensionable earnings imposed by Code Section 401(a)(17) and shall be increased by any amount which would be taxable compensation if such amount were not contributed as a pretax contribution to a nonqualified plan of deferred compensation maintained by an Employer.

             (g)  "Effective Date" means January 1, 1996.

             (h) "Funded Plan" means the Retirement Annuity Plan for Salaried Employees of Harley-Davidson.

             (i) "Maximum Benefit" means the maximum monthly benefit payable in the form of a single life annuity which is permitted by the Code to be paid to an employee by the Funded Plan, determined as of the employee's Retirement Date.

             (j) "Pension Restoration Benefit" means the monthly benefit payable in the form of a single life annuity for the life of the employee equal to an employee's Unrestricted Benefit less the employee's Maximum Benefit. A Pension Restoration Benefit is payable only to an employee who is living on the date payments are to commence to be paid to the employee. For this purpose, normal Pension Restoration Benefit payments are deemed to commence on the employee's Retirement Date and any optional lump sum payment is deemed to commence on the employee's Determination Date. "Annuity," for all purposes hereunder, means periodic payments of income and does not, under any circumstance, suggest or require that a contract from an insurance company will be obtained to provide such periodic payments.

             (k) "Retirement Date" means the later of the first day of the month coincident with or immediately following the date on which the employee has (i) terminated employment with the Company for any reason other than death after completing five (5) Years of Vesting Service under the Funded Plan and has attained age fifty-five (55), or (ii) the date on which payments commence to be made by the Funded Plan to the employee.

             (l) "Spouse" means the surviving spouse of the employee, as such term is defined in the Funded Plan.

             (m) "Unrestricted Benefit" means the Maximum Benefit which would be paid to the employee by the Funded Plan determined as of the employee's Retirement Date based on all of the employee's Earnings and Final Average Earnings, as those terms are specially defined for purposes of this Plan.

        3. Vesting. An employee's entitlement to Pension Restoration Benefits hereunder vests and becomes nonforfeitable concurrently, to the extent accrued hereunder, with the vesting in the employee's benefit entitlement under the Funded Plan.

        4. Coordination of Pension Benefit Restoration Benefits with SERP . The Pension Restoration Benefit hereunder and any benefit entitlements of the employee under the Harley-Davidson Pension Benefit Restoration Plan shall be coordinated by the Employer so as to have the effect of being benefits provided by a single plan or program. As a result, the same form of benefit payment is required for benefits under each program and the benefits payable under each program may be combined into one payment or check.

        5.   Pension Restoration Benefit.

             (a) Amount. The amount of an employee's Pension Restoration Benefit shall be determined in accordance with Section 2(j), above.

             (b) Form of Payment. Unless the employee has elected the optional lump sum form of payment in accordance with this Section and
   Section 4, the employee's Pension Restoration Benefit shall be paid in the same form of payment applicable to the payment of benefits to the employee under the Funded Plan. If a periodic payment method other than a single life annuity form of payment is in effect under the Funded Plan, the employee's single life annuity payment hereunder shall be converted to the actuarial equivalent of such benefit on the basis of the Funded Plan's method of determining actuarial equivalency.

             (c) Commencement of Payment. Unless the employee has elected the optional lump sum form of payment in accordance with this Section and
   Section 4, payment of the employee's Pension Restoration Benefit shall commence at the same time as payments commence to the Executive under the Funded Plan.

             (d)  Optional Lump Sum Payment.  Subject to the requirements of
   Section 4, the employee may, in accordance with Committee rules and procedures, elect to receive payment of the employee's Pension Restoration Benefit in the form of a single lump sum cash payment amount. Special rules apply to the optional lump sum form of payment with regard to determination of the amount of the payment and when the payment is to be made.

                  i) The amount of the employee's optional lump sum cash payment shall be equal to the present value of the employee's Pension Restoration Benefit determined as of the employee's Determination Date. The present value determination shall be made on the assumption that two hundred forty (240) consecutive monthly Pension Restoration Benefit payments in the form of a single life annuity would otherwise have been made to the employee, commencing on the later of the first day of the month following the employee's attainment of age fifty-five (55) or the employee's Determination Date. The Applicable Interest Rate shall be used to determine present value, including, when the assumed benefit commencement date is later than the Determination Date, discounting the present value determined as of the assumed commencement date to the Determination Date.

                  ii) The payment of any optional lump sum hereunder shall be made as soon as practicable on or after the employee's Determination Date.

             (e) Optional Lump Sum Payment Election Procedures. Committee rules and procedures governing the election of the optional lump sum form of payment, and revocations of such election, include, but are not limited to, the following: The employee may change the form of payment initially effective hereunder only with the written consent of the Committee. Changes in such election may be made no later than the close of the calendar year preceding the calendar year in which benefit payments are to commence. The Committee has full and complete discretion regarding whether or not to consent to any change in payment method requested by an employee.

             (f) Small Payment Cash Out Rule. Notwithstanding the foregoing provisions of this Section 5, the Committee is authorized to cash out the present value of benefits, using the methodology described in subparagraph
   (d), above, where the monthly payments which would otherwise be required to be made are de minimis, as determined by the Committee.

        6.   Surviving Spouse Death Benefit.

             (a) Amount and Normal Form. If a vested employee dies before the employee's Retirement Date, or, if the employee has a valid optional lump sum payment election in force, the employee dies before the employee's Determination Date, and the employee has a Spouse who is eligible to receive a preretirement surviving spouse benefit under the Funded Plan, such Spouse shall be entitled to receive a preretirement surviving spouse benefit hereunder. The normal form of payment of the preretirement surviving spouse benefit is monthly payments for the life of the surviving Spouse, equal in amount to the Spouse's monthly preretirement surviving spouse benefit determined using the Funded Plan's methodology for determining preretirement surviving spouse benefits based on the deceased employee's accrued benefits under the Funded Plan immediately prior to death, but determined without regard to the limitations under Code Sections 401(a)(17) and 415, less the applicable maximum preretirement surviving spouse benefit which is payable by the Funded Plan on behalf of the deceased employee.

             (b) Commencement of Normal Form of Preretirement Surviving Spouse Benefit. Payment of the normal form of payment of a preretirement surviving spouse benefit hereunder shall commence at the same time as the similar benefit commences under the Funded Plan.

             (c) Optional Lump Sum Payment. If the employee has in effect at the time of the employee's death a valid election to receive the employee's Pension Restoration Benefit in the optional lump sum payment form, any preretirement surviving spouse benefit which is otherwise payable under this Plan shall be paid to the employee's surviving Spouse in the form of a single lump sum cash amount. The single lump sum cash amount shall be equal to the present value of the monthly benefits described in subparagraph (a), above, and shall be determined on the assumption that two hundred forty (240) consecutive monthly benefit payments would otherwise be made, commencing on the later of the first day of the month following the date the deceased employee would have attained age fifty-five (55) or the deceased employee's Determination Date. The Applicable Interest Rate shall be used to determine present value, including, when the assumed benefit commencement date is later than the Determination Date, discounting the present value determined as of the assumed commencement date to the Determination Date. Payment of the optional lump sum amount shall be completed as soon as practicable on or after the date as of which the amount is determined.

        7. Other Terminations of Employment. If employment terminates before the employee is vested in Pension Restoration Benefits, or if employment terminates due to the death of the employee and the employee does not have a surviving Spouse, no benefits are payable hereunder.

        8. Effect of Change of Control Event. (a) If a Change of Control Event is determined by the Committee to have occurred while an employee is actively employed by the Employer, the Committee may, in its sole discretion, establish an irrevocable grantor trust, to be entered into by the Employer and the trustee thereof, for the purpose of holding assets sufficient to fund some or all of the liability or contingent liability of the Employer to pay benefits hereunder to the employee. Funding of such irrevocable grantor ("rabbi") trust shall be in the discretion of the Board of Directors of Harley-Davidson, Inc.

             (b) If a Change of Control Event is determined by the Committee to have occurred while the employee is no longer actively employed by the Employer and before any periodic payments being made hereunder on behalf of an employee are completed, the Employer shall cash out, in single lump sum payment amount, the present value of any remaining payments yet to be made to or on behalf of the employee. Present value in this situation shall be determined as of the first day of the month following the month in which the Change of Control Event occurred. Present value shall be based on the assumption that the recipient of the monthly payments being cashed out has the life expectancy assigned to a person of similar age under the Funded Plan's general mortality assumptions used for funding purposes. If payments on behalf of the employee have not yet commenced as of the date of this determination of present value, it shall be further assumed that payments would have commenced on the later of such date of determination of present value or the first day of the month following the fifty-fifth birthday of the employee. The Applicable Interest Rate shall be used to determine present value, including, when the assumed benefit commencement date is later than the date as of which present value is determined, discounting present value determined as of the payment commencement date to the date as of which it is being determined.

        9. Administration of the Agreement. The Committee shall administer and interpret the Agreement, and supervise its operation. Interpretation of the Agreement by the Committee shall be final and binding upon the employee.

        10. Unfunded Agreement. This Agreement is unfunded and is maintained by the Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Nothing contained in this Agreement and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between Employer and employee, or any other person. The right of the employee to receive benefits hereunder shall be an unsecured claim against the general assets of Employer and neither the employee nor any other person shall have any rights in or against any amounts which may be earmarked by Employer in order to implement this Agreement or any other specific assets of Employer.

        11. Additional ERISA Provisions. The Committee is the named fiduciary. The Agreement is unfunded. Direct payment is the basis of payment of benefits under the Agreement. The Committee shall determine all claims in accordance with the claims procedure set forth in the Funded Plan.

        12. Assignment. The right of an employee or any other person to the payment of benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except to the extent provided in a qualified domestic relations order within the meaning of Article XII of the Funded Plan.

        13. Effect on Retirement Plans. Any benefits accrued pursuant to this Agreement shall not be deemed compensation to employee for the purpose of computing benefits under any qualified retirement plan or other benefit plan, whether qualified or nonqualified, which may be maintained by an Employer.

        14. Severability. If any of the provisions of the Agreement shall be held to be invalid, or shall be determined to be inconsistent with the purpose of the Agreement, the remainder of the Agreement shall not be affected thereby.

        15. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns and the employee and the employee's heirs, executors, administrators, and legal representatives.

        16. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin to the extent not preempted by federal law.

                                 HARLEY-DAVIDSON
                        PENSION BENEFIT RESTORATION PLAN

                     OPTIONAL LUMP SUM PAYMENT ELECTION FORM


             If I make the election below, the present value of my benefits under this Plan (and of any benefits to which I may be entitled under the terms of a Supplemental Executive Retirement Plan Agreement) will be paid to me in a single lump sum cash payment as soon as practicable after my employment terminates. If I die with this election in effect, any preretirement surviving spouse benefit to which my surviving spouse is entitled will be paid to my spouse in a single lump sum cash payment as soon as practicable after my death. The rules for determining present value are described in detail in the Plan.

             This election, when made, can only be changed with the consent of the Retirement Plans Committee, which has full discretion to approve or deny my request to make a change.

             Under no circumstances am I permitted to request a change in this election later than the last day of the calendar year preceding the calendar year in which benefit payments are scheduled to begin to be paid to me.

             [_] I ELECT the Optional Lump Sum Payment Method (described above).

             [_] I DO NOT ELECT the Optional Lump Sum Payment Method (described above).


                                 Employee


                                 Date


                                 Receipt Acknowledged by Retirement Plans
                                 Committee